UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 6, 2004
Date of Report (Date of earliest event reported)

StockerYale, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	000-27372 (Commission File No.)	04-2114473 (IRS Employer Identification No.)

32 Hampshire Road, Salem, New Hampshire 03079
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(603) 893-8778

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 6, 2004, Mr. Mark Zupan was elected to the Board of Directors of StockerYale, Inc. Mr. Zupan is the Dean of William E. Simon Graduate School of Business Administration at the University of Rochester, New York. Mr. Zupan will serve on the Governance, Nominating and Compensation Committee of the Board of Directors of StockerYale, Inc. StockerYale's 2004 Stock Option and Incentive Plan provides for an automatic grant of stock options to each newly elected independent member of the Board of Directors upon the fifth business day after such election to the Board. On December 13, 2004, Mr. Zupan was granted an option to purchase 8,493 shares of StockerYale common stock, with an exercise price of $1.16 per share.

Item 9.01  Financial Statements and Exhibits.

(c) The exhibit listed in the Exhibit Index immediately preceding such exhibit is filed with this report.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

StockerYale, Inc.

Date:	December 13, 2004	By:	/s/ Richard P. Lindsay Richard P. Lindsay Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release of the Registrant, dated December 6, 2004

2 / STKR /	END	FORM 8-K